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                                                                EXHIBIT 10.13

THIS NOTE IS NON-NEGOTIABLE AND NON-TRANSFERABLE AND NO INTEREST SHALL BE PAID EXCEPT TO THE PAYEE NAMED HEREIN EXCEPT AS OTHERWISE NOTED HEREIN.

THIS NON-NEGOTIABLE MEDIUM TERM NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION (TOGETHER, THE "SECURITIES LAWS") AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ENCUMBERED IN THE ABSENCE OF COMPLIANCE WITH SUCH SECURITIES LAWS AND UNTIL THE ISSUER THEREFOR SHALL HAVE RECEIVED AN OPINION FROM COUNSEL ACCEPTABLE TO IT THAT THE PROPOSED DISPOSITION WILL NOT VIOLATE ANY APPLICABLE SECURITIES LAWS.

                                MEDIUM TERM NOTE

$5,700,000                                                  September __, 1997

FOR VALUE RECEIVED, Clark/Bardes, Inc., a Texas corporation ("Maker"), promises to pay to Bank Compensation Strategies, Inc., a Minnesota corporation ("Payee"), in lawful money of the United States of America, the principal sum of FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS ($5,700,000), together with interest in arrears on the unpaid principal balance at an annual rate equal to the corporate base rate of interest publicly announced from time to time by First Bank Minnesota (or its successor in interest), in the manner provided below. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, dated September __, 1997, by and between Maker, Payee, Lawrence H. Hendrickson, Richard C. Chapman and Walter Hilgenberg (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

1.   PAYMENTS.

     1.1 PRINCIPAL AND INTEREST. The principal amount of this Note shall be due and payable in four equal consecutive annual installments commencing on August 15, 1998, and on August 15 of each year thereafter until paid in full. Interest on the unpaid principal balance of this Note shall be due and payable on the fifteenth (15th) day of February, May, August and December of each year commencing November 15, 1997, until the said principal amount of the Note is paid in full.

     1.2 MANNER OF PAYMENT. All payments of principal and interest on this Note shall be made by check at 1600 West 80th Street, Suite 200, Bloomington, MN 55431 or at such other

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place in the United States of America as Payee shall designate to Maker in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall not be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Texas.

     1.3 PREPAYMENT. Maker may without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

     1.4 RIGHT OF SETOFF. Maker shall have the right to withhold and setoff against any amount due hereunder the amount of any claim for indemnification or payment of damages to which Maker may be entitled under the Agreement, as provided in Section 9 thereof.

2.   DEFAULTS.

     2.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

          (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for a period of fifteen
     (15) days after its due date, Payee notifies Maker thereof in writing; provided, however, that the exercise by Maker in good faith of its right of setoff pursuant to Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default; and provided, further, that in the event the exercise of the right of setoff by Maker is determined to be all or in part unjustified, in addition to any other remedies and rights that Payee may have against Maker, Maker shall pay all Payee's reasonable costs and expenses, including reasonable legal fees, to collect this Note, including the amount of the setoff.

          (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

          (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of




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     Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 90 days.

          (d) If Maker shall fail in any material respect to observe or perform any covenant or agreement binding upon Maker under this Note or the Agreement of even date herewith delivered by Maker to Payee and such failure continues for thirty (30) days after Payee notifies Maker thereof in writing.

          (e) If Maker is declared in default under the Senior Debt (as defined in the Convertible Subordinated Note of Maker to Payee of even date herewith) or any portion thereof that gives the holder thereof the right to accelerate such indebtedness and such indebtedness is in fact accelerated by the holder thereof or the holder otherwise exercises its remedies under the Senior Debt.

     2.2 NOTICE BY MAKER. Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

     2.3 REMEDIES. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, (ii) cause the Collateral Agent (defined in Section 3 hereof) to, and under "Certain Circumstances" (as hereinafter defined), exercise any and all rights available to a secured party under the Uniform Commercial Code, and (iii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from maker all sums due under this Note. Maker shall pay all reasonable cost and expenses incurred by or on h\behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorney's fees. Nothing in this Section 2.3 is intended to restrict Payee's rights under this Note or at law, and Payee may exercise all such rights and remedies as and when they are available and Payee may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against Maker, or against any other person or property. The purpose of the rights and remedies granted to Payee in the Collateral in addition to those of the Collateral Trustee, is to permit Payee to assert its security interest in the Collateral and exercise its rights and remedies as a secured party only if (a) the Collateral Agency Agreement (as defined in Section 3) has been terminated or is otherwise no longer in force or effect or (b) the security interest in the Collateral granted to the Collateral Agent is unenforceable or has been avoided ("Certain Circumstances"), provided, however Payee shall not seek to avoid the security interest of the Collateral Agent.

3.   SECURITY INTEREST.

     3.1 GRANT OF SECURITY INTEREST. To secure payment of the principal due on this Note, together with interest and all other amounts due under this Note, Maker has assigned and granted





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Texas Commerce Bank National Association, as Collateral Agent (the "Collateral
Agent") for Payee (and certain other parties) under that certain Collateral Agency Agreement of even date herewith (the "Collateral Agency Agreement"), and further assigns and grants to Payee a security interest, in those specified third and subsequent year commission renewals and/or fees received by Maker described on Schedule A attached hereto (the "Collateral"); provided that the amount of the security interest granted hereunder shall not exceed the lesser of (i) $2,850,000 or (ii) the principal amount outstanding from time to time under this Note, together with interest and all other amounts due under this Note.

     3.2 PROTECTION OF SECURITY INTEREST. Maker has and will maintain absolute title to each item of Collateral free and clear of all interests, liens, attachments, encumbrances and security interests except for Permitted Liens (as hereinafter defined). Debtor will defend the Collateral against all claims or demands of all persons (other than Payee) claiming the Collateral or any interest therein. Maker will not sell or otherwise dispose of the Collateral or any interest therein, without Payee's prior written consent; provided, however, so long as there is no Event of Default existing, Maker may collect the proceeds of the Collateral in the ordinary course of its business, but may not collect any prepayments or advance payments of proceeds from the Collateral. "Permitted Liens" shall mean the security interests granted by Maker to the holders of Senior Debt (as defined in the Convertible Subordinated Note of even date herewith), all of which shall be junior and subject to Payee's first priority security interest in the Collateral.

     3.3 ADDITIONAL DOCUMENTS. Maker from time to time will execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements or other agreements or writings which are not inconsistent with the Collateral Agency Agreement and which Payee may reasonably request in order to secure, protect, perfect or enforce the security interest in the Collateral or other rights of Payee under this Note.

     3.4 FILING. The proper place to file financing statements to perfect Payee's security interest in the Collateral is the Offices of the Secretary of State of Texas and Minnesota. When the financing statements heretofore signed by Maker are filed there, Payee will have a valid and perfected security interest in the Collateral, subject to no prior security interest, assignment, lien or encumbrance, except for the security interest of the Collateral Agent.

     3.5 LOCATION OF MAKER AND COLLATERAL. Maker does business solely under its own name and no other names. The chief executive office of Maker is 2121 San Jacinto Street, Suite 2200, Dallas, Texas 75201. All of Maker's records relating to the Collateral are located at 1600 West 80th Street, Suite 200, Bloomington, MN 55431. Maker will not change its name, identity or corporate structure, the location of its chief executive office or the location of Maker's records relating to the Collateral, without prior written notice to Payee.

     3.6 ANNUAL FINANCIAL STATEMENTS. Maker will deliver to each Payee within one hundred twenty (120) days after the end of each fiscal year, a consolidated balance sheet of the


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Maker and its subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, stockholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by the Maker's independent public accountants, which accountants shall have given the Maker an opinion, unqualified as to the scope of the audit, regarding such statements.

     3.7 INSPECTION. Maker will permit Payee and any of its partners, officers or employees, or any outside representatives designated by Payee and reasonably satisfactory to the Maker, to inspect at Payee's expense Maker's books and records pertaining to the Collateral (and to make photocopies thereof or make extracts therefrom), all to such reasonable extent and at such reasonable times and intervals as such Payee may reasonably request.

4. MISCELLANEOUS.

     4.1 WAIVER. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

     4.2 NOTICES. Any notice required or permitted to be given hereunder shall be given in accordance with Section 11(h) of the Agreement.

     4.3 SEVERABILITY. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     4.4 GOVERNING LAW. This Note will be governed by the laws of the State of Minnesota without regard to conflicts of laws principles.

     4.5 PARTIES IN INTEREST. This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except as follows:




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          (a)  by will or in default thereof by operation of law;

          (b) by gift to Payee's spouse, children, grandchildren or parents or a trust for the benefit of such persons;

          (c) by gift to any other third party but only with the express written consent of Maker, which consent shall not be unreasonably withheld;

          (d) to a revocable trust created by Payee, of which payee is the primary beneficiary during his lifetime; and

          (e) to Lawrence H. Hendrickson, Richard C. Chapman and/or Walter Hilgenberg.

Upon written notice from Payee of any such transfer, Maker shall execute and deliver to said transferees new notes in such principal amounts (which together may not exceed the then outstanding principal amount of this Note) as set forth in written instructions from Payee.

     4.6  BOARD OF DIRECTORS.

          (i) Lawrence H. Hendrickson or, if he is unavailable, Richard Chapman, shall be duly elected as a member of the Board of Directors of Maker and shall serve in such capacity until this Note has been paid in full; and

          (ii) Upon the payment in full of this Note, the above director shall immediately resign if requested to do so by resolution adopted by the Board of Directors (with such director abstaining from voting). If such director fails to resign if so requested by the Board of Directors, he may be removed from the Board of Directors of Maker in accordance with the Articles of Incorporation and the Bylaws of Maker.

     4.7 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.




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IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.


                               CLARK/BARDES, INC.



                               By:________________
                               Title:_____________







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                                   SCHEDULE A


                                   Collateral

     All rights to receive service fee income payable to Maker or Payee on account of any life insurance policy now existing issued by Alexander Hamilton, Inc. or West Coast Life Insurance Company and all payments of service fee income now or hereafter owing or made on account of such life insurance policies, and any proceeds thereof. For the purpose of this Schedule A, service fee income shall mean fees paid by Alexander Hamilton, Inc. or West Coast Life Insurance Company to Maker or Payee after the completion of the second policy year. In order to illustrate service fee income, but not to limit the scope of service fee income, Alexander Hamilton, Inc. currently pays service fees annually on June 30 following the second anniversary of the insurance policy at the rate of $0.70 per $1,000 of original face amount of the insurance policy for policy years 3 through 15 and $0.60 per $1,000 for policy years 16 through 25. With respect to West Coast Life Insurance Company, service fees are paid on each policy anniversary beginning with the completion of the second policy year, at the rate of $0.75 per $1,000 original face amount of insurance policy.